Exhibit 3.39

Delaware
The First State
          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CADBURY SCHWEPPES AMERICAS BEVERAGES, INC.”, CHANGING ITS NAME FROM “CADBURY SCHWEPPES AMERICAS BEVERAGES, INC.” TO “DPS BEVERAGES, INC.”, FILED IN THIS OFFICE ON THE NINTH DAY OF JULY, A.D. 2008, AT 1:01 O’CLOCK P.M.
          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
3841610 8100	AUTHENTICATION:	6715346

080768218	DATE:	07-09-08
You may verify this certificate online
at corp. delaware. gov/authver. shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:05 PM 07/09/2008
FILED 01:01 PM 07/09/2008
SRV 080768218 — 3841610 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
CADBURY SCHWEPPES AMERICAS BEVERAGES, INC.
          Cadbury Schweppes Americas Beverages, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
          DOES HEREBY CERTIFY:
          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED that the Certificate of Incorporation of Cadbury Schweppes Americas Beverages, Inc., be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:
“The name of the corporation is DPS Beverages, Inc.”
          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Cadbury Schweppes Americas Beverages, Inc., has caused this certificate to be signed by James L. Baldwin, its Executive Vice President & Secretary this 7th day of July, 2008.

/s/ James L. Baldwin
James L. Baldwin
Executive Vice President & Secretary